UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

VIVEVE MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 PRELIMINARY PROXY STATEMENT DATED MAY 6, 2020—SUBJECT TO COMPLETION

Viveve Medical, Inc.

 345 Inverness Drive South

Building B, Suite 250

Englewood, Colorado 80112

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Viveve Medical, Inc. (“Viveve”, the “Company”, “we”, “us”, “our”) on [●], 2020 at [●] p.m., Eastern Time (the “Annual Meeting”). Our Board of Directors has determined, in the interests of public health and safety in light of the ongoing COVID-19 pandemic, this year’s Annual Meeting will be a virtual stockholder meeting, conducted via a live interactive audio webcast on the Internet. You will be able to vote and to ask questions of, and engage in dialogue with, members of our Board of Directors and senior management at www.virtualshareholdermeeting.com/VIVE2020 during the meeting. Our Board of Directors intends to hold future stockholder meetings in person or using a “hybrid” in-person and virtual format as soon as practicable once it is safe to do so.

Enclosed with this letter are your Notice of Annual Meeting of Stockholders, proxy statement and proxy voting card.  The proxy statement included with this notice discusses each of the proposals to be considered at the Annual Meeting. We have included with these materials our Annual Report on Form 10-K for the year ended December 31, 2019.

At this year’s meeting, you will be asked to: (1) elect one Class III director to hold office until the 2023 annual meeting or until the election and qualification of her successor; (2) ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; (3) approve, on an advisory basis, the compensation of our named executive officers; (4) approve the potential issuance of greater than 19.99% of outstanding common stock upon the exercise of our Series A-2 Warrants and Series B-2 Warrants in the event of a reduction in exercise price of such warrants; (5) approve the potential issuance of greater than 19.99% of outstanding common stock upon (a) conversion of our Series B Preferred Stock held by affiliates of CRG LP (“CRG”) and (b) exercise of our common stock warrants held by CRG; (6) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-two (1:2) to one-for-ten (1:10), such ratio to be determined in the sole discretion of the Board of Directors; and (7) transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

The Company’s Board of Directors has fixed the close of business on [●], 2020 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

I hope that you attend the Annual Meeting. Whether or not you plan to be with us, please vote over the Internet, by telephone, or by completing and returning the enclosed proxy card promptly in the enclosed envelope.

Sincerely,

/s/ Scott Durbin
Scott Durbin
Chief Executive Officer

Englewood, Colorado

[●], 2020

Viveve Medical, Inc.

345 Inverness Drive South

Building B, Suite 250

Englewood, Colorado 80112

Notice of Annual Meeting of Stockholders

to be held [●], 2020

To the Stockholders of Viveve Medical, Inc.:

The 2020 Annual Meeting of Stockholders will be held virtually, conducted via a live interactive audio webcast on the Internet. You will be able to vote and to ask questions of, and engage in dialogue with, members of our Board of Directors and senior management at www.virtualshareholdermeeting.com/VIVE2020 during the meeting. Our Board of Directors intends to hold future stockholder meetings in person or using a “hybrid” in-person and virtual format as soon as practicable once it is safe to do so. You will need to have your 16-digit control number included on your proxy card to join the Annual Meeting. During the Annual Meeting, stockholders will be asked to:

1.	elect one Class III director to hold office until the 2023 annual meeting or until the election and qualification of her successor;

2.	ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	approve, on an advisory basis, the compensation of our named executive officers;

4.

approve the potential issuance of greater than 19.99% of outstanding common stock upon the exercise of our Series A-2 Warrants and Series B-2 Warrants in the event of a reduction in exercise price of such warrants, in compliance with Nasdaq Stock Market Rule 5635(d);

5.

approve the potential issuance of greater than 19.99% of outstanding common stock upon (a) conversion of our Series B Preferred Stock held by affiliates of CRG LP (“CRG”) and (b) exercise of our common stock warrants held by CRG, in compliance with Nasdaq Stock Market Rules 5635(b) and 5635(d);

6.

approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-two (1:2) to one-for-ten (1:10), such ratio to be determined in the sole discretion of the Board of Directors; and

7.	transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

If you are a stockholder as of [●], 2020, you may vote at the meeting. The date of mailing this Notice of Meeting and proxy statement is on or about [●], 2020.

By order of our Board of Directors:

/s/ Scott Durbin
Scott Durbin

Chief Executive Officer

[●], 2020

PROXY STATEMENT

This proxy statement and the accompanying proxy card are first being mailed on or about [●], 2020 to owners of shares of common stock of Viveve Medical, Inc. (which may be referred to in this proxy statement as “we,” “us,” “Viveve,” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or “Board”) for our annual meeting of stockholders to be held virtually on [●], 2020 at [●] at 4:00 p.m., Eastern Time (referred to as the “Annual Meeting”). This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

TABLE OF CONTENTS

About The Meeting: Questions and Answers	7
Executive Compensation	18
Security Ownership of Certain Beneficial Owners and Management	23
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
Report of the Audit Committee	25
Proposal 1 – Election of Director	25
Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	26
Proposal 3 – Non-Binding Advisory Proposal Regarding Executive Compensation	27
Proposal 4 – approval of the potential issuance of GREATER THAN 19.99% OF OUTSTANDING COMMON STOCK upon the exercise of our Series A-2 Warrants and Series B-2 Warrants in the event of a reduction in exercise price of such warrants	27
Proposal 5 –APPROVAL OF THE POTENTIAL ISSUANCE OF GREATER THAN 19.99% OF OUTSTANDING COMMON STOCK UPON THE CONVERSION OF SERIES B PREFERRED STOCK and exercise of crg warrants	29
Proposal 6 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO in the range OF one-for-two (1:2) to ONE-FOR-ten (1:10), such ratio to be determined in the sole discretion of the board of directors	31
Requirements for Advance Notification of Nominations and Stockholder Proposals	35
OTHER MATTERS	35

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE OVER THE INTERNET, BY TELEPHONE OR MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

THANK YOU FOR ACTING PROMPTLY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2020: The Notice of Annual Meeting of Stockholders, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2019 are also available at http://www.viveve.com, which does not have “cookies” that identify visitors to the site.

About The Meeting: Questions And Answers

What am I voting on?

At this year’s meeting, you will be asked to:

1.	elect one Class III director to hold office until the 2023 annual meeting or until the election and qualification of their successor;
2.	ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
3.	approve, on an advisory basis, the compensation of our named executive officers;
4.

approve the potential issuance of greater than 19.99% of outstanding shares of common stock upon the exercise of our Series A-2 Warrants and Series B-2 Warrants in the event of a reduction in exercise price of such warrants, in compliance with Nasdaq Stock Market Rule 5635(d);

5.

approve the potential issuance of greater than 19.99% of outstanding shares common stock upon conversion of our Series B Preferred Stock held by affiliates of CRG LP (“CRG”) and (b) exercise of our common stock warrants held by CRG, in compliance with Nasdaq Stock Market Rules 5635(b) and 5635(d);

6.

approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-two (1:2) to one-for-one ten (1:10), such ratio to be determined in the sole discretion of the Board of Directors; and

7.	transact such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on [●], 2020 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were [●] shares of common stock outstanding on the Record Date. From [●], 2020 through [●], 2020 you may inspect a list of stockholders eligible to vote. The list of stockholders will be made available upon request. If you would like to inspect the list, please call Jim Robbins, our Vice President of Finance and Administration, at (720) 696-8100.

How do I vote?

You may vote over the Internet, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Vote by Internet.    Registered stockholders can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on [●], 2020. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to return a proxy card.

Vote by Telephone.    Registered stockholders can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the 16-digit control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on [●], 2020. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.    If you are a registered stockholder and received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Broadridge Financial Solutions, Inc. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote at the Virtual Meeting.    You will be able to vote during our virtual Annual Meeting by joining the meeting at www.virtualshareholdermeeting.com/VIVE2020. You will need to have your 16-digit control number included on your proxy card to join the Annual Meeting and vote.

If your shares are held in the name of a bank, broker or other nominee (a “Nominee”), you will receive separate voting instructions from your Nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your Nominee. Please check with your Nominee and follow the voting instructions it provides.

You should instruct your Nominee how to vote your shares. If you do not give voting instructions to the Nominee, the Nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your Nominee instructions on how to vote your shares with respect to any non-routine matters, votes may not be cast on your behalf.  If your Nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes and abstentions will be counted as present for purposes of determining whether enough stockholders are present to hold our Annual Meeting. A broker non-vote will not have any effect on a proposal where the requirement for approval is the affirmative vote of the holders of a majority of votes properly cast.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Scott Durbin, our Chief Executive Officer, and Jim Robbins, our Vice President of Finance and Administration, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted. Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated director (see Proposal 1); “FOR” the ratification of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (see Proposal 2); “FOR” the approval of the non-binding, advisory proposal regarding the compensation of our named executive officers (see Proposal 3); “FOR” the approval of the potential issuance of greater than 19.99% of outstanding common stock upon the exercise of our Series A-2 Warrants and Series B-2 Warrants in the event of a reduction in exercise price of such warrants (see Proposal 4); “FOR” the approval of the potential issuance of greater than 19.99% of outstanding common stock upon the conversion of Series B Preferred Stock and exercise of CRG Warrants (see Proposal 5); and “FOR” the approval of our Reverse Stock Split (see Proposal 6).

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting. If your shares are registered in "street name" (i.e., held in a brokerage account or by a bank or other nominee), you will receive a voting instruction card or other information from your broker or other holder of record seeking instruction regarding how to vote your shares. If you do not provide such instruction, your broker or nominee may vote your shares at its discretion on your behalf on the ratification of the selection of the Company's independent registered public accounting firm for fiscal year 2020 and the reverse stock split proposal, but not on the other proposals.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

●	notifying our Vice President of Finance and Administration, Jim Robbins, in writing at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112, that you are revoking your proxy;

●

submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

●	attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a Nominee, you should check with your Nominee and follow the voting instructions your Nominee provides.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election and count the votes.

What constitutes a quorum?

In accordance with Article I, Section 5 of our Amended and Restated Bylaws, or Bylaws, a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If a meeting of Stockholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that it is adjourned. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Director. For Proposal 1, the election of the director, the nominee will be elected by a plurality of the votes properly cast on the resolution in person or by proxy at the Annual Meeting. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of the director will not be counted as a vote cast with respect to such director, although it will be counted for the purposes of determining whether there is a quorum.

Ratification of the appointment of independent registered public accounting firm. For Proposal 2, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval.

Approval of the non-binding, advisory proposal to approve the compensation of our named executive officers. For Proposal 3, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval. However, the vote is non-binding.

Approval of the potential issuance of greater than 19.99% of outstanding common stock upon the exercise of our Series A-2 Warrants and Series B-2 Warrants in the event of a reduction in exercise price of such warrants. For Proposal 4, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval.

Approval of the potential issuance of greater than 19.99% of outstanding common stock upon the conversion of Series B Preferred Stock and exercise of CRG Warrants. For Proposal 5, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required for approval.

Approval of our Reverse Stock Split. For Proposal 6, the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on the Record Date is required for approval.  If you abstain from voting on this matter, it will have the same effect as a vote “AGAINST” the proposal. Proposal 6 is considered to be a “routine” item, and your broker will be able to vote on this proposal even if it does not receive instructions from you, so we do not expect any broker non-votes in connection with Proposal 6.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of a majority of the votes properly cast for approval, except when a different vote is required by law, our certificate of incorporation or our Bylaws.

Abstentions. If you specify that you wish to "abstain" from voting on an item, your shares will not be voted on that particular item.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but they will not have any effect on a proposal where the requirement for approval is the affirmative vote of a majority of votes cast by the holders of all of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter. Accordingly, abstentions and broker non-votes will not have any effect on Proposals 1, 2, 3, 4 and 5. Abstentions will have the effect of a vote “AGAINST” Proposal 6 and we do not expect to have any broker non-votes in connection with Proposal 6.

What percentage of our common stock do our directors and officers own?

As of [●], 2020, our directors, director-nominees and named executive officers beneficially owned approximately [●]% of our outstanding common stock, excluding shares of common stock that are not issuable within sixty days. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page [●] for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone or facsimile.  We will pay the cost of soliciting proxies. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $25,000 in total. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

BPM LLP served as the independent registered public accounting firm auditing and reporting on our consolidated financial statements for the fiscal year ended December 31, 2019 and has been appointed to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. We expect that representatives of BPM LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

●	FOR the election of the nominated director (see Proposal 1);
●	FOR the ratification of the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (see Proposal 2);
●	FOR the approval, on an advisory basis, of the compensation of our named executive officers (see Proposal 3);
●

FOR the approval of the potential issuance of greater than 19.99% of outstanding common stock upon the exercise of our Series A-2 Warrants and Series B-2 Warrants in the event of a reduction in exercise price of such warrants (see Proposal 4);

●	FOR the approval of the potential issuance of greater than 19.99% of outstanding common stock upon the conversion of Series B Preferred Stock and exercise of CRG Warrants (see Proposal 5); and
●	FOR the approval of our Reverse Stock Split (see Proposal 6)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

EXECUTIVE OFFICERS, DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of all of our directors and executive officers as of [●], 2020. Our officers are appointed by, and serve at the pleasure of, the Board.

Name	Age	Position

Scott Durbin	50	Director and Chief Executive Officer
Steven Basta	53	Chairman of the Board
Debora Jorn	60	Director
Arlene Morris	67	Director
Jim Robbins	55	Vice President of Finance and Administration
Sean Shapiro	44	Vice President of U.S. Sales

Biographical information with respect to our executive officers and directors is provided below. There are no family relationships between any of our executive officers or directors.

Nominee for Director

Class III

Arlene Morris. Ms. Morris joined our Board of Directors on May 11, 2016. Ms. Morris has served as the CEO of Willow Advisors, LLC since May 2015. From May 2011 to April 2015, Ms. Morris was the President, CEO, and a member of the board of Syndax Pharmaceutical, a Boston based epigenetic company. Prior to her employment with Syndax, from June 2003 to February 2011 she was the President, CEO and a member of the board of directors of Affymax, Inc. During her eight years at Affymax, Ms. Morris led the company through the development of OMONTYS peginesatide, a strategic collaboration with Takeda, an initial public offering, and several follow-on offerings. Prior to Affymax, Ms. Morris was the President and CEO of Clearview Projects, an advisory firm which counsels biopharmaceutical and biotechnology companies on strategic transactions. Before that, she was the Senior Vice President of Business Development at both Coulter Pharmaceuticals, Inc. and Scios. Ms. Morris began her career at Johnson & Johnson as a sales representative, rising to Vice President of Business Development. Ms. Morris serves on the board of directors of Neovacs SA, Palatin Technologies, Miragen and the Medical University of South Carolina Foundation for Research and Development. We believe Ms. Morris’ qualifications to serve on our Board include her many years serving as a senior executive with companies in the biopharma industry and her extensive experience serving on boards of directors.

Other Directors and Executive Officers

Class I: Currently Serving Until the 2021 Annual Meeting

Steven Basta. Steven Basta joined the Viveve board in September of 2018 and was appointed chairman of the board in January 2019. He served as president, chief executive officer, and director of Menlo Therapeutics, Inc., a publicly listed biopharmaceutical company that develops and commercializes treatments for dermatologic and other chronic conditions from 2015 to March 2020. From October 2011 until August 2015, Mr. Basta served as chief executive officer of AlterG, Inc., a privately held medical device company. From November 2002 to February 2010, Mr. Basta served as chief executive officer of BioForm Medical, Inc., a publicly listed medical aesthetics company acquired by Merz and from February 2010 to September 2011 served as chief executive officer of Merz Aesthetics, the successor to BioForm Medical, where he led multiple product launches managing the global business to reach its position as a worldwide leader in the injectable aesthetics industry. He served on the board of Carbylan, Inc. from September 2009 to November 2016 and the board of RF Surgical, Inc. (acquired by Medtronic) from December 2013 to August 2015. Mr. Basta received a B.A. from The Johns Hopkins University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Scott Durbin. Mr. Durbin was appointed to serve as the Chief Executive Officer and Director on May 10, 2018. Mr. Durbin joined Viveve, Inc. as its Chief Financial Officer in February 2013 and was appointed as the Chief Financial Officer and Secretary of Viveve Medical, Inc. on September 23, 2014. From June 2012 to January 2013, he served as an advisor and Acting Chief Financial Officer for Viveve, Inc. Prior to joining Viveve, Inc., from June 2010 to October 2011, he was Chief Financial Officer of Aastrom Biosciences (“Aastrom”), a publicly traded, cardiovascular cell therapy company. Before Aastrom, he spent six years as Chief Operating and Financial Officer for Prescient Medical (“Prescient”) from May 2004 to June 2010, a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks. Prior to Prescient, from January 2003 to April 2004, he spent several years as a financial consultant for two publicly traded biotech companies, Scios Inc., a Johnson & Johnson company, and Alteon Inc. Mr. Durbin began his career in corporate finance as an investment banker in the Healthcare and M&A groups at Lehman Brothers Inc. from August 1999 to January 2003, where he focused on mergers and acquisitions and financings for the life science industry. At Lehman, he successfully executed over $5 billion in transactions for medical device and biotechnology companies. He began his career as a Director of Neurophysiology for Biotronic, Inc. Mr. Durbin received a B.S. from the University of Michigan and an M.P.H. in Health Management with Honors from the Yale University School of Medicine and School of Management.

Class II: Currently Serving Until the 2022 Annual Meeting

Debora Jorn. Ms. Jorn joined our Board on May 11, 2016. Ms. Jorn is currently principal and founder at Jorn Consulting, LLC. She was previously employed as Executive Vice President Corporate and Commercial Development at EyePoint Pharmaceuticals, Inc., formerly known as pSivida Corporation, from November 2016 to March 2018. From August 2013 through March 2016, Ms. Jorn was Executive Vice President and Group Company Chair of Valeant Pharmaceuticals International, Inc. Ms. Jorn served as Chief Global Marketing Officer of Bausch & Lomb Pharmaceuticals, a producer of prescription drugs for eye conditions, from June 2010 to August 2013. From September 2004 to January 2010 she held various senior positions at Schering Plough Corporation including Group Vice President Allergy & Respiratory and Group Vice President Women's Health. From 2002 to 2004 she was the World-Wide Vice President Internal Medicine and Early Commercial Input at Johnson & Johnson. Prior to that she was the Vice President, Urology at Pharmacia Corporation from 2000 to 2002. From 1980 to 2000, Ms. Jorn served in a number of senior roles of increasing responsibilities at Merck and Company. She served as Worldwide Acting head of the ACE Inhibitor Franchise, Executive Director (Respiratory Franchise), Director of Marketing (Merck Frosst Canada), and various other roles for Merck. Ms. Jorn received her M.B.A from NYU Stern Graduate School of Business Administration and her B.A. from Rutgers University in biochemistry. Ms. Jorn’s extensive executive and marketing experience in the healthcare industry led us to believe that she should serve as a director.

 Executive Officers

Jim Robbins. Mr. Robbins joined the Company as Vice President of Finance in July 2014 and was promoted to Vice President of Finance and Administration in May 2017. In May 2018, Mr. Robbins assumed expanded responsibilities and was appointed as the Company’s Principal Accounting Officer, and in November 2018, Mr. Robbins became the Principal Accounting and Financial Officer. He has over 25 years of accounting and finance experience in both industry and public accounting. Prior to joining the Company, Mr. Robbins provided accounting, finance and business consulting services for various biotech companies. From 2010 to 2012 he served as Vice President of Finance and Administration for Auxogyn, Inc., a privately held medical technology company focused on advancing women’s reproductive health by translating scientific discoveries in early embryo development into clinical solutions that improve patient outcomes in vitro fertilization (IVF) procedures. He served as Director of Finance and Vice President of Finance from 2004 to 2010 for Micrus Endovascular, Inc., a company which develops, manufactures and markets both implantable and disposable medical devices used in the treatment of cerebral vascular diseases. Prior to Micrus Endovascular, Mr. Robbins served at Genitope Corporation as Corporate Controller, a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. From 1995 to 2001, he served in management positions for high technology companies including Extricity, Inc., InVision Technologies, Inc., and Truevision, Inc. Mr. Robbins was in the audit practice of Price Waterhouse, LLP from 1987 to 1995. He received his Bachelor of Business Administration with a concentration in accounting from the University of Texas at Austin and is a Certified Public Accountant.

Sean Shapiro. Sean joined Viveve as Vice President of U.S. Sales in September 2016 and brings extensive experience in medical device and aesthetic industry sales, commercial team organization, development, and management. Before joining Viveve, Sean served as Director of Sales, Merz North America, Aesthetic Device Division where he was responsible for capital and consumable sales of $100 million annually directing a team of 50 regional and direct sales professionals. He led the commercial launch of the Cellfina™ System that in 12 months became the market leader generating over $15 million in sales. A Regional Sales Director at Ulthera, Inc., Sean managed a team selling new ultrasound tissue lifting technology and capital equipment to physicians in the aesthetic marketplace earning top sales awards personally and with the team he led. At Zeltiq, Inc. he served as an Area Sales Manager and launched CoolSculpting®, again earning sales revenue and management awards. Prior to this, Sean had five years as a successful Area Sales Manager at Lumenis, Inc. A known and respected sales leader in the aesthetic marketplace, Sean has consistently received annual awards and recognition for top sales dollar volume, region and territory revenue, new technology and product launches in addition to sales management and business development accomplishments. Sean earned his Bachelor of Science in Communications from the University of Arizona.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to every director, officer and employee of the Company. Such Code of Business Conduct and Ethics includes written standards that are reasonably designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Commission and in other public communications made by the Company;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

●	accountability for adherence to the code.

A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.viveve.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board of Directors

Our Board may establish the authorized number of directors from time to time by resolution. The number of directors may not be fewer than three and not more than twenty. Currently our Board consists of four directors. Our current directors will continue to serve as directors until the expiration of their respective terms and until their respective successors have been elected and qualified, or until their earlier death, resignation, or removal.

Our Board held 24 meetings during 2019. During 2019, each of the directors then in office attended at least 75% of the aggregate of the number of board of director meetings and the number of meetings held by all committees of the board of directors on which such director then served. Members of our Board are invited and encouraged to attend each annual meeting of stockholders.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, and after considering all relevant facts and circumstances, the Board affirmatively determined that Steven Basta and Arlene Morris are independent within the meaning of NASDAQ Listing Rule 5605. Upon the resignation of our independent director Karen Zaderej on May 4, 2020, we no longer comply with Nasdaq’s majority independent board requirements as set forth in Nasdaq Listing Rule 5605(b)(1) because a majority of the Board is not comprised of independent directors. We intend to appoint a new independent director who satisfies the requirements of the Nasdaq Listing Rules prior to the expiration of the applicable Nasdaq cure period.

Committees of our Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

Audit Committee

The Audit Committee consists of two directors, Steven Basta (Chairperson) and Arlene Morris. The Board has determined that each of the members of the Audit Committee meets the requirements for independence set forth in NASDAQ Listing Rule 5605(c)(2). Upon the resignation of our independent director and member of the Audit Committee, Karen Zaderej, on May 4, 2020, we no longer comply with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605(c)(2)(A) because the Audit Committee is not comprised of at least three independent directors. We intend to appoint a new independent director to the Audit Committee who satisfies the requirements of the Nasdaq Listing Rules prior to the expiration of the applicable Nasdaq cure period.

In addition, the Board has determined that Steven Basta qualifies as an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee operates pursuant to a charter, which can be viewed on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs). The Audit Committee met four times. during 2019. The role of the Audit Committee is to:

●

retain the independent registered public accounting firm, evaluate their independence, qualifications and performance, and approve the terms of engagement for audit services and nonaudit services. In all events, it is the Audit Committee that has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s outside independent registered public accounting firm;

●

review with management and the independent registered public accounting firm, as appropriate, the Company’s financial reports and other financial information provided by the Company to any governmental body or the public, and the Company’s compliance with legal and regulatory requirements;

●	establish and review complaint procedures regarding accounting, internal auditing controls and auditing matters;

●	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems; and

●	provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, and the Board.

Compensation Committee

The Compensation Committee consists of two directors, Arlene Morris (Chairperson) and Steven Basta. The Compensation Committee met one time during 2019. The role of the Compensation Committee is to:

●

review and reassess periodically (and where appropriate, make such recommendations to the Board as the Committee deems advisable with regard to) the Company’s processes and procedures for the consideration and determination of director and executive compensation, and review and discuss with management any description of such processes and procedures to be included in the Company’s proxy statement;

●

determine and recommend to the Board for approval on at least an annual basis the compensation package for the Company’s CEO and the officers that directly report to the CEO including base salary, stock options, performance goals, and other compensation, annual performance objectives and goals relevant to compensation for such officers, and evaluate the performance of such officers in light of these goals and objectives;

●

make recommendations to the Board regarding incentive-based or equity-based compensation plans in which the Company’s officers and employees participate and review and approve all grants of incentive-based or equity‐based grants for compensation and all grants of stock options (other than those specifically designated for approval by the full Board), in each case consistent with the terms of such plans;

●	on an annual basis, at least one member of the committee shall meet with individual company executives for input on general management and operational activities;

●

periodically review both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the CEO, other executive officers and directors, relative to comparable companies in the Company’s industry;

●	approve all guidelines for employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to all employees; and

●

provide oversight regarding the Company’s public disclosure of director and executive compensation information, and prepare an annual report on executive and director compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders or annual report on Form 10-K in accordance with the applicable rules and regulations of the Securities and Exchange Commission, any securities exchange on which the Company’s securities are traded, and any other rules and regulations applicable to the Company.

A copy of the charter of the Compensation Committee is available on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs).

The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation adviser, including sole authority to approve the fees of any adviser and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

In 2019, our Compensation Committee engaged Radford to provide guidance on our executive compensation programs. Radford served at the discretion of the Compensation Committee and did not provide any other services to the Company during fiscal year 2019 other than those for which they were engaged by the Compensation Committee.

Our Compensation Committee requires that its compensation consultants be independent of Company management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our Compensation Committee has determined that Radford is independent and that its work has not raised any conflicts of interest.

Governance and Nominating Committee

The Governance and Nominating Committee, or the “Governance Committee”, consists of two directors Steven Basta (Chairperson) and Arlene Morris. The Governance Committee met zero times during 2019. The role of the Governance Committee is to:

●	identify, review and evaluate individuals qualified to become Board members;

●	recommend nominees to the Board and to each committee of the Board;

●

develop and recommend to the Board criteria for selecting qualified director candidates (including an assessment of any minimum qualifications a nominee for the Board should possess and any specific qualities or skills the Committee believes are necessary for one or more directors to possess);

●	recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and monitor compliance with them; and

●	assist the Board in its annual reviews of the performance of the Board, and each committee.

A copy of the charter of the Governance Committee is available on our website at http://www.viveve.com (under Investors/Corporate Governance/Governance Docs).

Stockholder Communications

Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.  These communications will be reviewed by the Corporate Secretary as agent for the non-employee directors in facilitating direct communication to the Board.  The Corporate Secretary will disregard communications that are bulk mail, solicitations to purchase products or services not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.

General Communications. The Corporate Secretary will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Board.

Stockholder Proposals and Director Nominations. Stockholders may make proposals for consideration at the Annual Meeting, so long as any such proposal adheres to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”).

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Governance Committee should follow the procedures set forth below regarding stockholder nominations for directors.

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be presented at the 2021 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than [●], 2021 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2021 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (the "SEC").

Our Amended and Restated Bylaws ("Bylaws") also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder's notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than [●], 2021 and no later than [●], 2021. Our Bylaws also specify requirements as to the form and content of a stockholder's notice.

The Board will determine whether the nomination was made in accordance with these requirements. If the Board determines that a nomination was not made in accordance with these requirements, the nominating stockholder shall be so notified by the Secretary and the defective nomination shall be disregarded.

Copies of the nominations or recommendations are circulated to the Chairman of the Governance Committee.

Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Board because they do not meet the applicable requirements or criteria described above will be retained by the Corporate Secretary for at least ninety days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman or Lead Independent Director of the Board will determine when and whether a stockholder communication should be circulated among the Board and Company management.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting. Five of our directors attended the 2019 Annual Meeting of Stockholders.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in medical device manufacture and distribution; research and development; finance, accounting and banking; or marketing and sales.

In evaluating nominations to the Board of Directors, the Board also looks for depth and breadth of experience within the Company’s industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the Board, the past performance of the incumbent director. Each of the candidates nominated for election to our Board was recommended by the Governance Committee.

 Risk Oversight

Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, and discussing these assessments with management. The Board’s overall risk oversight, which focuses primarily on risks and exposures associated with current matters that may present material risk to our operations, plans, prospects or reputation, is supplemented by the various committees. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure of the Company. In determining the leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company’s stockholders. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer.

Currently, Mr. Basta serves as Chairman of the Board, at the pleasure of the Board. As Chairman of the Board, Mr. Basta will:

●	approve the meeting agendas for the Board;

●	advise the CEO director regarding the sufficiency, quality, quantity and timeliness of information provided to the Board;

●	ensure that meeting schedules permit sufficient time for discussion of all agenda items;

●	be available for consultation and direct communication with major stockholders, if requested; and

●	preside at meetings of the Board, including executive sessions.

The chairs of Board committees also play an active role in the leadership structure of the Board. The Governance and Nominating Committee and the Board endeavor to select independent committee chairs who will provide strong leadership to guide the important work of the Board committees. Committee chairs work with the Company’s senior executives to ensure the committees are discussing the key strategic risks and opportunities for the Company.

Director Compensation

On December 23, 2016, the Board of Directors adopted an independent director compensation policy designed to compensate non-employee directors of the Company for their time, commitment and contributions to the Board. The Board amended and restated the independent director compensation policy effective July 17, 2018 and again effective January 9, 2019 (as amended and restated, the “Director Compensation Policy”) to increase the additional annual retainer for our Board Chairperson from $25,000 to $35,000 and to provide for any additional option to purchase 35,000 shares as part of his or her initial option grant. Under the Company’s Director Compensation Policy, during the year ended December 31, 2019, all independent directors were eligible to receive cash compensation as set forth below, pro-rated to reflect the number of days served during any calendar quarter:

Annual Retainer($)
Board of Directors:
All Independent Directors	35,000
Chairperson Additional Retainer	35,000
Audit Committee:
All Audit Committee Members	10,000
Chairperson	20,000
Compensation Committee:
All Compensation Committee Members	5,000
Chairperson	10,000
Governance and Nominating Committee:
All Governance and Nominating Committee Members	3,750
Chairperson	7,500

Under the Director Compensation Policy, all independent directors eligible to receive cash compensation have the option to elect to receive all or any portion of such cash compensation in the form of a stock award, in lieu of a cash payment. Such election is to be made quarterly until the 2020 annual meeting and annually thereafter. Such restricted stock awards have a fair market value equal to the value of the cash retainer to be paid during such period and are fully vested upon grant.

In addition, under the policy, each new non-employee director who is initially appointed or elected to the Board after effectiveness of the policy is granted an equity-based award with a value at the time of issuance equal to two times the Subsequent Award (defined below) in effect at the time of election, which vests in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board (the “Initial Award”). In addition, on the date of each annual meeting of the Company’s stockholders, each continuing non-employee director is eligible to receive an annual option grant to purchase 35,000 shares of common stock, which vests in full on the first anniversary of the grant date, subject to the director’s continued service on the Board (each a “Subsequent Award”). Furthermore, the Chairman of the Board is granted an equity-based initial retainer award in the form of a Stock Option to purchase 35,000 shares, which shall vest and become exercisable on the first anniversary of the date of grant subject to the Independent Director continuing in service as the Chairman of the Board through such vesting date. A non-employee director elected for the first time to the Board at an annual meeting of the Company’s stockholders shall only receive an Initial Award in connection with such election, and shall not receive a Subsequent Award until the annual meeting for the next fiscal year. In the event a non-employee director’s service on the Board terminates, the vesting and exercise of such director’s unvested stock options shall be subject to the terms of the applicable award agreement.

The Company has also agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending board of directors and committee meetings.

2019 Director Compensation Table

The following table presents information regarding the compensation of our non-employee directors for the year ended December 31, 2019. Scott Durbin, our Chief Executive Officer, serves on our Board of Directors but did not receive compensation for his service as a director and the compensation paid to Mr. Durbin as an employee during the year ended December 31, 2019 is set forth in the “2019 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(1)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)	Total ($)
Steven Basta	74,064	21,931	406,579	-	502,574

Debora Jorn	26,250	9,282	196,317		231,849

Arlene Morris	58,449	-	196,317	-	254,766

Karen Zaderej (7)	28,750	27,316	196,317	-	252,383

Daniel Janney (6)	-	3,640	-	-	3,640

(1)

Mr. Basta and Mses. Jorn and Zaderej elected to receive a portion of their 2019 director fees in cash and a portion of their 2019 director fees in the form of a restricted stock award in lieu of cash. Ms. Morris elected to receive all of her 2019 director fees in cash. The number of shares covered by the restricted stock awards made in lieu of cash compensation are set forth in footnote 3 below.

(2)	The amounts represent the non-employee director compensation paid in cash for the four quarters of 2019. The fourth quarter of 2019 compensation was paid in January 2020.
(3)

On April 1, 2019, we made grants of fully vested common stock to certain of our non-employee directors with respect to services for the first quarter of 2019 in the following amounts: Mr. Basta – 241 shares, Ms. Jorn - 102 shares, Ms. Zaderej - 142 shares and Mr. Janney - 40 shares. On July 1, 2019, we made grants of fully vested common stock to certain of our non-employee directors with respect to services for the second quarter of 2019 in the following amounts: Ms. Zaderej - 378. No grants of fully vested common stock were made to non-employee directors with respect to services for the third and fourth quarters of 2019.

(4)

The amount reported represents the aggregate grant date fair value of stock options granted to our non-employee directors in 2019, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the impact of estimated forfeitures related to service-based vesting. See Note 12 of the notes to our consolidated financial statements in this annual report on Form 10-K for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the directors.

(5)

As of December 31, 2019, each of our non-employee directors serving on that date held outstanding stock options to purchase the following shares of common stock: Mr. Basta – 661,400 shares, Ms. Jorn - 332,723 shares, Ms. Morris – 331,223 shares, Ms. Zaderej – 331,050 shares and Mr. Janney – 426 shares.

(6)	Mr. Janney resigned from the Board of Directors effective January 16, 2019.
(7)	Ms. Zaderej resigned from the Board of Directors effective May 4, 2020.

EXECUTIVE COMPENSATION

This section provides information about compensation for:

●	Scott Durbin, our Chief Executive Officer;

●	James Atkinson, our Chief Business Office and President from January 1, 2019 to December 6, 2019;

●	Jim Robbins, our Vice President of Finance and Administration and Principal Accounting and Financial Officer, and,

●	Sean Shapiro, our Vice President of U.S. Sales.

We refer to these individuals as our “named executive officers”.

 2019 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal years indicated by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)

Scott Durbin,	2019	415,000	207,500	-	2,312,787	48,282	(4)	2,983,569
Chief Executive Officer	2018	389,958	137,512		686,751	16,140	(4)	1,230,361

James Atkinson,	2019	329,934	-	-	226,298	298,546		854,778
Chief Business Officer and President	2018	353,500	147,572	-	422,198	-		923,270

Jim Robbins,	2019	260,000	62,400		255,461	19,998	(4)	597,859
Vice President of Finance and Administration (Principal Accounting and Financial Officer)	2018	256,897	61,305	-	203,169	59,807	(5)	581,178

Sean Shapiro,	2019	315,334	-	157,500	255,461	9,600	(6)	737,895
Vice President of U.S. Sales	2018	208,000	10,000	161,785	86,973	9,400	(6)	476,158

(1) The amounts reported represent cash bonuses awarded with respect to the years indicated based upon the achievement of corporate performance goals related to (i) strengthening financial position; (ii) expanding market opportunities and ensuring competitiveness; (iii) providing clinically proven solutions; and (iv) ensuring reliable quality supply of products for the years indicated. The bonuses for 2019 performance were paid 100% in cash. The bonuses for 2018 performance were paid 50% in cash and 50% in the form of restricted stock awards that vest in full upon FDA approval of the Viveve System for improvement of sexual function or stress urinary incontinence in the United States. The bonus amounts reported for 2018 represent the amount of cash paid and the grant date fair value of the restricted stock award as follows: (i) Mr. Durbin received $62,250 in cash and restricted stock award with a grant date fair value of $75,262; (ii) Mr. Atkinson received $42,420 in cash and restricted stock award with a grant date fair value of $105,152; and (iii) Mr. Robbins received $27,788 in cash and a restricted stock award with a grant date fair value of $33,517. The restricted stock awards for the 2018 bonuses were granted in January 2019. The 2018 bonus amount reported for Mr. Shapiro represents a cash payment for an annual sales leadership award.

(2) The amounts reported represent the commission earned with respect to the years indicated based upon the achievement of certain sales targets in accordance with Mr. Shapiro’s Sales Compensation Plan.

(3) The amounts reported represent the aggregate grant date fair value of option awards granted to our named executive officers computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting. See Note 12 of the notes to our consolidated financial statements in this annual report on Form 10-K filed for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers.

(4) The amount reported represents cash-out of accrued PTO hours in accordance with the Company’s PTO Policy.

(5) The amount reported for 2018 represents $9,807 in cash-out of accrued PTO hours in accordance with the Company’s PTO Policy and $50,000 in relocation allowance, which was paid pursuant to the terms of the relocation agreement between Mr. Robbins and the Company, dated August 22, 2017.

(6) The amount reported represents cash paid out for car allowance in accordance with Mr. Shapiro’s Employment Agreement.

Employment Agreements, Severance and Change in Control Arrangements

In February 2018, we entered into an employment agreement with Mr. Atkinson, and in May 2018, we entered into employment agreements with Messrs. Durbin and Robbins that provide for specified payments and benefits in connection with a termination of employment by us without cause or a resignation by the executive officer for good reason (as each such term is defined in the employment agreement). Our goal in providing these severances and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment are appropriate because they encourage our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, these employment agreements with our named executive officers contain confidentiality provisions and require the named executive officers to execute a general release of claims to receive any payments and benefits.

In December 2019, in connection with his termination as President and Chief Business Officer, we entered into a separation agreement and release with Mr. Atkinson.

Employment Agreement with Scott Durbin

Pursuant to our amended and restated agreement with Mr. Durbin, he serves as our Chief Executive Officer on an at-will basis and as a director. Mr. Durbin currently receives a base salary of $435,750, which is subject to periodic review and adjustment. Mr. Durbin is also eligible for an annual performance bonus targeted at 50% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Durbin’s employment is terminated by us without cause or Mr. Durbin terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for 12 months following termination, (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Durbin was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 12 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Durbin that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Durbin’s employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to 1.5 times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Durbin’s target annual cash incentive compensation for the year of termination, (ii) if Mr. Durbin was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of 18 months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Durbin as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Durbin entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Employment Agreement with Jim Robbins

Pursuant to our employment agreement with Mr. Robbins, he serves as our Vice President of Finance and Administration and Principal Accounting and Financial Officer on an at-will basis. Mr. Robbins currently receives a base salary of $273,000, which is subject to periodic review and adjustment. Mr. Robbins is also eligible for an annual performance bonus targeted at 30% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Robbins’ employment is terminated by us without cause or Mr. Robbins terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for six months following termination, (ii) any earned but unpaid incentive compensation with respect to any completed calendar year period, (iii) if Mr. Robbins was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Robbins that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Robbins’ employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to .75 times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Robbins’ target annual cash incentive compensation for the year of termination, (ii) if Mr. Robbins was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Robbins as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Robbins entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Employment Agreement with Sean Shapiro

Pursuant to our employment agreement with Mr. Shapiro, he serves as our Vice President of Sales on an at-will basis. Mr. Shapiro currently receives a base salary of $320,000, which is subject to periodic review and adjustment. Mr. Shapiro is also eligible to earn cash incentive compensation subject to the terms of the Company’s Sales Compensation Plan, as in effect from time to time and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The employment agreement further provides that if Mr. Shapiro’s employment is terminated by us without cause or Mr. Shapiro terminates his employment with us for good reason, he will be entitled to receive: (i) base salary continuation for six months following termination, (ii) if Mr. Shapiro was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iv) accelerated vesting of all stock options and other stock-based awards held by Mr. Shapiro that would have vested had he remained employed for an additional six months following termination. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Shapiro’s employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in his employment agreement), he will be entitled to receive: (i) a lump sum cash amount equal to .75 times the sum of (A) his current base salary (prior to any reduction triggering good reason, if applicable, or his base salary in effect prior to the change in control if higher) plus (B) Mr. Shapiro’s target annual cash incentive compensation for the year of termination, (ii) if Mr. Shapiro was participating in the Company’s group health plan immediately prior to the date of termination, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of six months following the date of termination, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, and (iii) except as otherwise provided in the applicable award agreement, accelerated vesting of all stock options and other stock-based awards subject to time-based vesting held by Mr. Shapiro as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Shapiro entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement.

Separation Agreement and Release with Mr. Atkinson

On December 12, 2019, in connection with Mr. Atkinson’s termination from his position as President and Chief Business Officer of the Company, Mr. Atkinson and the Company entered into a separation agreement and release. Pursuant to such agreement, Mr. Atkinson is entitled to receive: (i) base salary continuation for 9 months following termination, (ii) a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earliest of September 30, 2020, the expiration of his continuation coverage under COBRA or the date he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, (iii) accelerated vesting of 780 shares subject to a stock option resulting in a total of 4,545 shares being vested and exercisable. Severance payments paid to or accrued for Mr. Atkinson pursuant to the separation agreement and release are reported in the “2019 Summary Compensation Table” above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2019. These awards were granted under our Amended and Restated 2006 Stock Plan and our Amended and Restated 2013 Stock Option and Incentive Plan.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)(1)
Name	Vesting Start Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Scott Durbin
	11/26/2019	68,708	3,229,292	0.87	11/26/2029
	1/15/2019 (2)	1,925	4,375	124.00	1/15/2029
	5/11/18 (3)	1,063	1,936	197.00	5/11/2028
	01/23/2018	575	624	448.00	1/23/2028
	03/03/2017	913	414	446.00	03/03/2027
	12/23/2016	375	125	522.00	12/23/2026
	12/16/2015 (3)	966	—	600.00	12/16/2025
	9/26/2014	478	—	480.00	9/26/2024
	1/22/2013 (5)	103	—	992.00	2/2/2023
James Atkinson
	1/15/2019 (2)	1,333	—	124.00	1/15/2029
	1/23/2018	874	—	448.00	1/23/2028
	12/23/2016 (4)	22	—	522.00	12/23/2026
	12/23/2016	640	—	522.00	12/23/2026
	12/16/2015	879	—	600.00	12/16/2025
	2/4/2015	668	—	376.00	2/4/2025
Jim Robbins
	11/26/2019	6,875	323,125	0.87	11/26/2029
	1/15/2019 (2)	290	659	124.00	1/15/2029
	5/11/2018 (3)	66	258	197.00	5/11/2028
	1/23/2018	280	306	448.00	1/23/2028
	12/23/2016	150	50	522.00	12/23/2026
	12/16/2015	242	—	600.00	12/16/2025
	7/1/2014 (3)	145	—	480.00	9/26/2024

Sean Shapiro	11/26/2019	6,875	323,125	0.87	11/26/2029
	1/15/2019 (2)	290	659	124.00	1/15/2029
	1/23/2018	148	160	448.00	1/23/2028
	9/6/2016 (3)	486	113	758.00	9/6/2026

(1) Except as otherwise set forth below, the shares of our common stock underlying each of the outstanding stock options vest and become exercisable in equal monthly installments over 48 months following the grant date.

(2) The shares of common stock underlying this stock option vest and become exercisable in equal monthly installment overs 36 months following the grant date.

(3) The shares of common stock underlying this stock option vest and become exercisable as follows: ¼ of the shares vested on the one-year anniversary of the grant date and the remaining shares vest in equal monthly installments over the following 36 months.

(4) This stock option was fully vested on the date of grant.

(5) These stock options were fully vested upon the merger that took place on September 23, 2014 between PLC Systems Inc., Viveve, Inc. and PLC Systems Acquisition Corp. Prior to merger, the Board voted to accelerate the vesting of all unvested options that were outstanding as of the date of the merger such that all options would be immediately vested and exercisable by the holders.

Equity Compensation and Plan Information

Stock Option Plans

The following table provides information as of December 31, 2019 regarding shares of common stock that may be issued under the Company’s Amended and Restated 2006 Stock Option and Incentive Plan, Amended and Restated 2013 Stock Option and Incentive Plan (the “2013 Plan) and the Company’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by security holders (2006 Plan)	104	$992.00	-
Equity compensation plans approved by security holders (2013 Plan)	10,087,574	$2.21	1,798,337
Equity compensation plans approved by security holders (2017 ESPP)	-		1,092
Total	10,087,678		1,799,429

On August 22, 2016, the Company’s stockholders approved an amendment to the 2013 Plan to add an “evergreen” provision which will automatically increase annually, on the first day of each January, the maximum number of shares of common stock reserved and available under the 2013 Plan (the “Stock Issuable”) by an amount equal to the lesser of (i) the number of shares that will increase the Stock Issuable by 4% of the total number of shares of common stock outstanding (on a fully diluted basis) or (ii) an amount determined by the board of directors. As of December 31, 2019, there were 1,798,337 shares available for future awards. This number does not include the increase of shares available under the 2013 Plan effective January 1, 2020.

As of December 31, 2019, there were 1,092 shares available for issuance under the 2017 ESPP. The number of outstanding purchase rights under the 2017 ESPP as of December 31, 2019 was not determinable.

 Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of [●], 2020 regarding the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our executive officers named in the Summary Compensation Table above;

●	each director; and

●	all of our executive officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power over the securities reported and that person’s address is c/o Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of [●], 2020 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Named Executive Officers and Directors

Scott Durbin		(2)		%
Jim Robbins		(3)		%
Sean Shapiro		(4)		%
Steven Basta		(5)		%
Debora Jorn		(6)		%
Arlene Morris		(7)		%
All executive officers and directors as a group (6 persons)				%

Owners of More than 5% of Our Common Stock

(1)	Based on shares of common stock issued and outstanding as of [●], 2020.
(2)	Included in this amount are (i) 115 shares of common stock and (ii) warrants and options to purchase [●] shares of common stock exercisable within 60 days of [●], 2020.

(3)	Included in this amount are (i) 296 shares of common stock and (ii) warrants and options to purchase [●] shares of common stock exercisable within 60 days of [●], 2020.
(4)	Included in this amount are: (i) 114 shares of common stock; and (ii) options to purchase [●] shares of common stock exercisable within 60 days of [●], 2020.
(5)

Included in this amount are (i) 251 shares of common stock owned by Mr. Basta individually, (ii) 270 shares of common stock owned of record held by Steven Basta, Trustee of the Basta Revocable Trust, and (iii) options to purchase [●] shares of common stock exercisable within 60 days of [●], 2020.

(6)	Included in this amount are (i) 401 shares of common stock and (ii) options to purchase [●] shares of common stock exercisable within 60 days of [●], 2020.
(7)	Included in this amount are (i) 24 shares of common stock and (ii) options to purchase [●] shares of common stock exercisable within 60 days of [●], 2020.
(8)	Included in this amount are (i) 623 shares of common stock and (ii) options to purchase [●] shares of common stock exercisable within 60 days of [●], 2020.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

We believe that, during the year ended December 31, 2019, our directors, executive officers and beneficial owners of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board of Directors reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Related Party Transactions

Securities and Exchange Commission regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship, or any proposed transaction, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2018, through the date of this proxy statement (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons.

Employment and Consulting Agreements

Refer to the discussion under the heading “Employment Agreements, Severance and Change-in Control Arrangements” beginning on page 22 of this proxy statement, which is incorporated herein by reference.

The Company and Ms. Jorn entered into a consulting agreement on April 23, 2018, pursuant to which Ms. Jorn agreed to provide advisory services as Senior Advisor to the Chief Executive Officer for a period of six months, unless earlier terminated or extended by the parties. Ms. Jorn received a fee of $30,000 per month for her services and was granted an option to purchase 150,000 shares of our common stock, which vests in equal monthly installments over 24 months following April 23, 2018, subject to Ms. Jorn’s continued service through the applicable vesting date. The consulting agreement terminated effective December 30, 2018.

Report of the Audit Committee

The Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2019 with management;

●

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communication with Audit Committees,” including a discussion with management and the independent public accountants about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company’s consolidated financial statements; and

●

received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with BPM LLP matters relating to its independence. The Audit Committee concluded that BPM LLP is independent from the Company and management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by BPM LLP for the fiscal year ended December 31, 2019 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Steven Basta

Arlene Morris

Karen Zaderej (resigned on May 4, 2020)

Proposal 1 – Election Of Director

Nominee for Election

Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. The composition of our Board currently is as follows: Class I: Steven Basta and Scott Durbin; Class II: Debora Jorn; Class III: Arlene Morris. This year, the term of the director in Class III expires. Our Class III director, Arlene Morris, is nominated for re-election this year.

If a quorum is present at the Annual Meeting, then the nominee will be elected by a plurality of the votes cast on the resolution. There is no cumulative voting in the election of the director. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of the director will not be counted as a vote cast with respect to such director, although it will be counted for the purposes of determining whether there is a quorum.

If elected, this individual will serve until the 2023 annual meeting and until her successor has been elected and qualified, or until her earlier death, resignation, or removal. In the event that the nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board of Directors may determine. We are not aware of any reason that the nominee will be unable to serve, or for good cause will not serve, as a director.

The term of office of the Class III director will expire in 2023.

The relevant experiences, qualifications, attributes or skills of the nominee that led our Board of Directors to recommend the above person as the nominee for director are described in the section entitled “Executive Officers, Directors, and Corporate Governance.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” the election of the nominated director.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed BPM LLP (“BPM”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020. BPM has served as our independent registered public accounting firm since 2014.

Stockholder ratification of the selection of BPM as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of BPM as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2020. In making its recommendation to the Board that stockholders ratify the appointment of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2020, the Audit Committee considered whether BPM’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of BPM.

The following table sets forth fees billed and to be billed to us by our independent registered public accounting firm for the years ended December 31, 2019 and 2018 for (i) services rendered for the audit of our annual consolidated financial statements and the review of our quarterly condensed consolidated financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

	Year Ended December 31,
	2019	2018
Audit fees	$363,000	$440,000
Audit-related fees	4,000	25,000
Tax fees	53,000	34,000
All other fees	-	-
Total fees	$420,000	$499,000

Audit Fees: Represents fees for professional services provided for the audit of our annual consolidated financial statements, review of our condensed consolidated financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees: Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

The audit committee of the Board approves all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Pubic Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the "de minimis" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

Tax Fees: Represents professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees: Our independent registered public accounting firm was not paid any other fees for professional services during the fiscal years ended December 31, 2019 and 2018.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2019.

BPM LLP Representatives at Annual Meeting

We expect that representatives of BPM will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ratification of the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal 3 – NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, set forth in Item 11 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2019. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of the Company’s executive compensation program. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in Item 11 of Part III our Annual Report on Form 10-K for the year ended December 31, 2019.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth.

Our Board of Directors encourages our stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and intend to take the outcome of the vote into account when considering future compensation decisions for our named executive officers.

Vote Required and Recommendation

This vote is advisory and not binding on the Company, the Board or the Compensation Committee. The affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting is required to approve the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” the approval of the non-binding advisory proposal regarding executive compensation.

Proposal 4 – APPROVAL OF THE POTENTIAL ISSUANCE OF GREATER THAN 19.99% OF OUTSTANDING COMMON STOCK UPON THE EXERCISE OF OUR SERIES A-2 WARRANTS AND SERIES B-2 WARRANTS IN THE EVENT OF A REDUCTION IN EXERCISE PRICE OF SUCH WARRANTS

Our Board is seeking stockholder approval for the potential issuance of shares of our common stock upon the exercise of our Series A-2 Warrants and Series B-2 Warrants (the “Inducement Warrants”) in the event of a reduction in exercise price of such warrants in compliance with Nasdaq Stock Market Rule 5635(d) and as required by the inducement offer letters entered into with the holders of such warrants (the “Warrant Holders”) on April 16, 2020 (such agreements, the “Inducement Letters”).

The Board believes that approval of this Proposal is in the best interests of the Company and its stockholders because it allows us to follow through with the commitments made to the Warrant Holders as part of Inducement Letters. If this Proposal is not approved, then the Company’s ability to issue shares to settle exercises of the Inducement Warrants will be limited to approximately 2,005,640 shares (19.99% of our outstanding shares at April 16, 2020). Pursuant to the terms of the Inducement Letters, the Company is obligated to request to hold a meeting of stockholders no later than July 22, 2020 to request stockholder approval for the exercise of Inducement Warrants in the event of a reduction in exercise price thereof. If the Company does not obtain such stockholder approval at the first meeting therefor, the Company is obligated to call a meeting every 90 days thereafter to seek such stockholder approval until the earlier of the date stockholder approval is obtained or the Inducement Warrants are no longer outstanding

Background

On April 16, 2020, we entered into Inducement Letters with the Warrant Holders pursuant to which such holders agreed to exercise their outstanding Series A Warrants to purchase 4,820,584 shares of common stock and Series B Warrants to purchase 242,790 shares of common stock for aggregate exercise proceeds to the Company of approximately $3 million. As inducement for such exercise, we agreed to issue the Inducement Warrants, consisting of new Series A-2 Warrants to purchase up to 4,820,584 shares of common stock and new Series B-2 warrants to purchase up to 242,790 shares of common stock for a term of five (5) years and at an exercise price of $0.6371 per share, priced above the “Minimum Price” for Nasdaq purposes. However, the Inducement Warrants provide that in the event of a subsequent offering at a price below the exercise price of such warrants, the exercise shall be reduced to the subsequent offering price. As such, the exercise price may be reduced below the “Minimum Price”.

Reasons for Voting for the Proposal

Our common stock is listed on the Nasdaq Capital Market under the symbol “VIVE,” and we are subject to the Nasdaq listing standards set forth in its Marketplace Rules. Nasdaq Stock Market Rule 5635(d) requires stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in a transaction other than a public offering at a price less than the “Minimum Price” which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

We have not completed a subsequent offering triggering the reduction in exercise price of the Inducement Warrants to date. However, future offerings may result in such a reduction in exercise price below the “Minimum Price” and the exercise of the Inducement Warrants thereafter may result in the issuance by us of 20% or more of our outstanding common stock, which would require stockholder approval under Nasdaq rules. Pursuant to the terms of the Inducement Warrants, we are obligated to seek stockholder approval of the issuance of shares upon an exercise of the Inducement Warrants in the event of a reduction in exercise price to the extent they would exceed the threshold under Nasdaq rules. Accordingly, we are seeking approval from our stockholders of the proposed issuances of shares of common stock in connection with the exercise of Inducement Warrants in excess of 19.99% of our outstanding common stock in the event of a reduction in exercise price of such warrants below the “Minimum Price”.

Possible Effects of the Proposal

If the stockholders do not approve this Proposal No. 4, then we will have failed to obtain the requisite stockholder approval in order to allow the issuance of greater than 19.99% of outstanding common stock upon the exercise the Inducement Warrants in the event of a reduction of their exercise price below the “Minimum Price”. Failure to obtain such approval may discourage future investors from engaging with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders. Furthermore, if the stockholders do not approve this Proposal No. 4, the Company will be obligated to call a meeting every 90 days thereafter to seek such stockholder approval until the earlier of the date stockholder approval is obtained or the Inducement Warrants are no longer outstanding.

If the stockholders approve this Proposal No. 4, we will have the authority to issue common stock upon the exercise of Inducement Warrants in the event of a reduction in their exercise price below the “Minimum Price” as and when such exercises occur in amounts that may exceed 19.99% of our outstanding common stock. We have not conducted a subsequent offering triggering such a reduction in exercise price to date. To the extent that the market price of our common stock exceeds the reduced exercise price of the Inducement Warrants, the issuances could result in substantial dilution to our stockholders. Additionally, the issuance of common stock upon the exercise of Inducement Warrants could result in a transfer of voting power to Warrant Holders from existing stockholders.

Required Vote

To approve the potential issuance of common stock upon the exercise of our Series A-2 Warrants and Series B-2 Warrants in the event of a reduction of exercise price of such warrants, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting must be voted FOR the approval of the issuance. Abstentions and broker non-votes will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE POTENTIAL ISSUANCE OF GREATER THAN 19.99% OF OUTSTANDING COMMON STOCK UPON THE EXERCISE OF OUR SERIES A-2 WARRANTS AND SERIES B-2 WARRANTS IN THE EVENT OF A REDUCTION IN EXERCISE PRICE OF SUCH WARRANTS.

Proposal 5 – APPROVAL OF THE POTENTIAL ISSUANCE OF GREATER THAN 19.99% OF OUTSTANDING COMMON STOCK UPON THE CONVERSION OF SERIES B PREFERRED STOCK AND EXERCISE OF CRG WARRANTS

Our Board is seeking stockholder approval for the potential issuance of shares of our common stock to CRG Partners III L.P., CRG Partners III - Parallel Fund “A” L.P., CRG Partners III - Parallel Fund “B” (Cayman) L.P., and CRG Partners III (Cayman) Lev AIV I L.P. (collectively “CRG”) upon (a) conversion of our Series B Preferred Stock to CRG Partners III L.P., CRG Partners III - Parallel Fund “A” L.P., CRG Partners III - Parallel Fund “B” (Cayman) L.P., and CRG Partners III (Cayman) Lev AIV I L.P. (collectively “CRG”) and (b) exercise of common stock purchase warrants issued to CRG (“CRG Warrants”), in each case in compliance with Nasdaq Stock Market Rules 5635(b) and 5635(d) and as required by the Series B Preferred Stock and Warrant Purchase Agreement entered into with CRG on November 12, 2019 (as amended, the “Purchase Agreement”).

The Board believes that approval of this Proposal is in the best interests of the Company and its stockholders because it allows us to follow through with the commitments made to CRG as part of the conversion of our debt into Series B Preferred Stock. If this Proposal is not approved, then the Company’s ability to issue shares to settle conversions of the Series B Preferred Stock and exercises of CRG Warrants will be limited to approximately 295,505 shares (19.99% of our outstanding shares at November 12, 2019). Pursuant to the terms of the Purchase Agreement, as amended, the Company is obligated to use commercially reasonable efforts to file a proxy to request the requisite stockholder approval for the conversion of all of the Series B Preferred Stock into common stock on or before June 30, 2020 and hold a meeting of stockholders no later than July 31, 2020.

Background

On November 12, 2019, we entered into the Purchase Agreement with CRG pursuant to which CRG agreed to convert $31.3 million of the outstanding principal amount of the senior secured term loan (inclusive of the back-end fee and prepayment premium applicable thereto) into the newly authorized Series B Preferred Stock, which is convertible into our common stock at a price per share equal to $1.53 per share. Such conversion of debt into Series B Preferred Stock (the “CRG Conversion”) was contingent upon the closing of a public offering, which closed on November 26, 2019. In connection with the CRG Conversion, we also issued the CRG Warrants, which are exercisable for 9,893,776 shares of common stock, an amount equal to 15% of our common stock on a fully diluted basis after taking the public offering into account. The CRG Warrants have a term of five years and a strike price equal to 120% of the Series B Conversion Price, or $1.836 per share. Both the Series B Preferred Stock and CRG Warrants include beneficial ownership limitations that restrict CRG’s ability to convert or exercise such securities if following such conversion or exercise CRG would beneficially own in excess of 4.99% of our common stock (which limit may be increased or decreased upon 61 days’ advance notice by CRG).

Under the terms of the Purchase Agreement, the holders of the Series B Preferred Stock are entitled to receive quarterly accruing dividends at a rate of 12.5%, payable in additional shares of Series B Preferred Stock or cash, at our option. The Series B Preferred Stock has no voting rights and ranks senior to all other classes and series of our equity in terms of repayment and certain other rights. The Series B Preferred Stock and any of our common stock issued upon conversion of the Series B Preferred Stock and exercise of the CRG Warrants is subject to a lockup agreement for one year following November 22, 2019, which is the date of the underwriting agreement for the public offering described above. We are required to file a resale registration statement for the shares of common stock issuable upon the conversion of the Series B preferred stock and exercise of CRG Warrants at the request of CRG at any time after 90 days following the CRG Conversion. The summary of terms of the Series B Preferred Stock above is qualified in its entirety by the Certificate of Designation of Series B Preferred Stock (the “Series B Certificate of Designation”). Please refer to the Series B Certificate of Designation, filed as Exhibit 3.7 to the registration statement (File No. 333-233639) filed with the SEC on November 21, 2019. The summary of terms of the CRG Warrants above is qualified in its entirety by the Form of Warrant for the CRG Conversion. Please refer to the Form of Warrant for the CRG Conversion, filed as Exhibit 4.16 to the registration statement (File No. 333-233639), filed on November 21, 2019.

Reasons for Voting for the Proposal

Our common stock is listed on the Nasdaq Capital Market under the symbol “VIVE,” and we are subject to the Nasdaq listing standards set forth in its Marketplace Rules. Nasdaq Stock Market Rule 5635(d) requires stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in a transaction other than a public offering at a price less than the “Minimum Price” which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Furthermore, Nasdaq Stock Market Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “Change of Control”. For Nasdaq purposes, if a company’s largest stockholder moves from holding below 20% of the outstanding securities to holding in excess of 20% as a result of a new share issuance, a “Change of Control” transaction will have occurred.

We have not issued common stock to date in connection with the conversion of Series B Preferred Stock or exercise of CRG Warrants. However, future conversions and exercises may result in the issuance by us of 20% or more of our outstanding common stock at less than the “Minimum Price,” and/or result in CRG becoming a greater than 20% stockholder, each of which would require stockholder approval under Nasdaq rules. Pursuant to the terms of the Purchase Agreement, we are obligated to use commercially reasonable efforts to secure stockholder approval of the issuance of shares upon conversion of the Series B Preferred Stock and exercise of CRG Warrants to the extent they would exceed the threshold under Nasdaq rules. Accordingly, we are seeking approval from our stockholders of the proposed issuances of shares of common stock in connection with the conversion of Series B Preferred Stock and exercise of CRG Warrants in excess of 19.99% of our outstanding common stock at a price less than the “Minimum Price” as well as CRG becoming a new 20% stockholder, which could be deemed a “Change in Control” for Nasdaq purposes.

Possible Effects of the Proposal

If the stockholders do not approve this Proposal No. 5, then we will have failed to obtain the requisite stockholder approval in order to allow the conversion of the full number of shares of Series B Preferred Stock held by CRG and the exercise of the CRG Warrants. Failure to obtain such approval may discourage future investors from engaging with us, and it may affect our ability to engage with CRG regarding our remaining debt obligations in the future. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders.

If the stockholders approve this Proposal No. 5, we will have the authority to issue common stock upon the conversion of Series B Preferred Stock held by CRG and upon the exercise of CRG Warrants, as and when such conversion or exercise occurs in amounts that may exceed 19.99% of our outstanding common stock at a price less than the “Minimum Price” and CRG could hold more than 20% of our outstanding common stock. We have not received any such conversion or exercise requests to date and CRG has not waived or modified the beneficial ownership limitations on the Series B Preferred Stock or CRG Warrants. To the extent that the market price of our common stock exceeds the conversion price of the Series B Preferred Stock and the exercise price of the CRG Warrants, the additional issuances could result in substantial dilution to our stockholders. Additionally, the issuance of common stock upon the conversion of Series B Preferred Stock and the exercise of CRG Warrants currently held by CRG could result in a transfer of voting control of the Company to CRG from existing stockholders.

Required Vote

To approve the potential issuance of common stock upon the conversion of Series B Preferred Stock and exercise of CRG Warrants, the affirmative vote of the holders of a majority of the votes properly cast in person or by proxy at the Annual Meeting must be voted FOR the approval of the issuance. Abstentions and broker non-votes will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE POTENTIAL ISSUANCE OF GREATER THAN 19.99% OF OUTSTANDING COMMON STOCK UPON THE CONVERSION OF THE SERIES B PREFERRED STOCK AND EXERCISE OF CRG WARRANTS.

Proposal 6 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO in the range of one-for-two (1:2) to one-for-one ten (1:10), such ratio to be determined in the sole discretion of the Board of Directors.

Introduction

The Board is recommending that the stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-two (1:2) to one-for-ten (1:10), such ratio to be determined in the sole discretion of the Board of Directors. If this proposal is approved, the Board will have the authority to decide, within twelve months from the Annual Meeting, whether to implement the split and the exact amount of the split within this range, if it is to be implemented. We believe that enabling our Board to set the ratio within the stated range will provide the Company with the flexibility to implement a reverse stock split in a manner designed to maximize the anticipated benefits for its stockholders. If the Board decides to implement the split, it will become effective upon the filing of an amendment to the Charter with the Secretary of State of the State of Delaware (the “Effective Date”). If the reverse stock split is implemented, the number of issued and outstanding shares of common stock would be reduced in accordance with the reverse split ratio selected by the Board. The total number of authorized shares of common stock will remain at 75,000,000, notwithstanding the reverse stock split. The form of the proposed Certificate of Amendment to the Company’s Charter to effect the reverse stock split is attached as Annex A to this proxy statement. The text of the proposed Certificate of Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the proposed amendment to the Company’s Charter.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock. The Board believes that the reverse stock split would, among other things, (i) better enable the Company to maintain the listing of its common stock on The Nasdaq Capital Market and (ii) facilitate higher levels of institutional stock ownership, as institutional investment policies generally prohibit investments in lower-priced securities.

The Company’s common stock is currently listed on The Nasdaq Capital Market. On April 21, 2020, the Company received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of our common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) and the relief granted by Nasdaq due to the market conditions arising out of the COVID-19 pandemic, we were provided 180 calendar days from July 1, 2020, or until December 28, 2020, to regain compliance with the Minimum Bid Price Requirement. To regain compliance and qualify for continued listing on The Nasdaq Capital Market, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the grace period. If the Company fails to regain compliance during this grace period, our common stock will be subject to delisting by Nasdaq.

The failure of stockholders to approve this Proposal No. 6 could prevent the Company from regaining compliance with Nasdaq’s Minimum Bid Price Requirement. If Nasdaq delists our common stock, then our common stock would likely become traded on the over the counter market maintained by OTC Markets Group Inc. (the “OTC”), which does not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock becomes significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in our common stock as and when desired and we believe our access to capital would become significantly diminished as a result. Also, due to certain state securities (blue sky) law requirements that apply to securities that are not listed on an exchange, our ability to consummate future public offerings would be materially limited, and could require that the Company undertake private placements on terms that are significantly less favorable than the terms of a public offering.

The closing sale price of the Company’s common stock on [●], 2020 was $[●] per share. The Board has considered the potential harm to the Company of a delisting from The Nasdaq Capital Market and believes that a reverse stock split would enable the Company regain compliance with Nasdaq’s minimum bid price listing standard.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Company’s common stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Company’s common stock. Furthermore, the Board believes that the reverse stock split would better enable the Company’s to raise capital to fund its planned operations, if necessary.

The purpose of seeking stockholder approval of a reverse stock split ratio in the range of one-for-two (1:2) to one-for-ten (1:10) (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the reverse stock split. If the Company were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio in the range of one-for-two (1:2) to one-for-one ten (1:10). If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the determination by the Board that a reverse stock split would be in the best interests of the Company at that time. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the stockholders approve the proposal, and the Board determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse stock split, including the specific ratio selected by the Board. If the Board does not implement the reverse stock split within twelve months from the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

The Board believes that the reverse stock split will increase the price level of the Company’s common stock in order to, among other things, ensure continued compliance with The Nasdaq Capital Market’s minimum bid price listing standard and generate interest in the Company among investors. The Board o cannot predict, however, the effect of the reverse stock split upon the market price for the common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of common stock after the reverse stock split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse stock split, which would reduce the market capitalization of the Company. The market price per post-reverse stock split share may not remain in excess of the $1.00 minimum bid price as required by The Nasdaq Capital Market, or the Company may not otherwise meet the additional requirements for continued listing on The Nasdaq Capital Market. The market price of the common stock may also be based on our performance and other factors, the effect of which the Board cannot predict.

The reverse stock split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.

The principal effects of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced, depending on the exact split ratio chosen by the Board, into 1/2 to 1/10 of the number of shares of common stock outstanding immediately prior to the reverse stock split, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, between 1/2 to 1/10 of the number of shares of common stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split, at an exercise price equal to 10 times the exercise price specified before the reverse stock split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse stock split, (iii) all outstanding restricted stock units entitling the holders thereof to the vesting of shares of common stock will be reduced by between 1/2 to 1/10 of the amount immediately preceding the reverse stock split; and (iv) the number of shares reserved for issuance pursuant to the Company’s 2013 Stock Plan and the Company’s ESPP will be reduced to between 1/2 and 1/10 of the number of shares currently included in each such plan.

The reverse stock split will not affect the par value of the common stock. As a result, on the effective date of the reverse stock split, the stated capital on the Company’s balance sheet and statement of stockholders’ equity attributable to the common stock will be reduced to between 1/2 to 1/10 of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net loss of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

The amendment will not change the terms of the common stock. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of rounding up fractional shares. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable.

Following the reverse stock split, we expect to file a certificate of amendment to the certificate of designation for our Series B preferred stock to remove the requirement of authorized common stock increase to 125,000,000 shares for the conversion of Series B preferred stock to common stock. We also expect to enter into an amendment to the CRG Warrants to remove such requirement for the exercise of CRG Warrants. We have an obligation to CRG under the terms of our Purchase Agreement with them to seek board and stockholder approval for a Charter amendment for such an authorized common stock increase to provide CRG the ability to convert its Series B preferred stock and exercise the CRG Warrants. After our reverse stock split, we will have sufficient authorized common shares available for such conversion and exercise. As such, we have agreed with CRG that we can satisfy our obligation to seek authorized common stock increase by effecting a reverse stock split and then removing the requirement of authorized common stock increase for the conversion of Series B preferred stock and the exercise of CRG Warrants.

The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse stock split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

As noted above, if the reverse stock split is implemented, the number of issued and outstanding shares of common stock will be proportionally reduced. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

If the reverse stock split is implemented, the common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and any share certificates with our old CUSIP number would need to be exchanged for share certificates with our new CUSIP number following the procedures below.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the reverse stock split is approved by the Company’s stockholders, and the Board determines it is in the best interests of the Company to effect the split, the reverse stock split would become effective at such time as the amendment to the Charter is filed with the Secretary of State of the State of Delaware. Upon the filing of the amendment, a minimum of two (2) and a maximum of ten (10) shares of existing common stock of the Company will be combined into one (1) new share of common stock as will be set forth in the amendment.

After the reverse stock split, VStock Transfer, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates for any certificated shares. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders.

No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse stock split. Beginning on the Effective Date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Fractional Shares

The Company will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.

If the stockholders approve the proposal and the Board determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse stock split including the specific ratio selected by the Board.

Criteria to Be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the reverse stock split, the Board will be authorized to proceed with the reverse stock split. In determining whether to proceed with the reverse stock split and setting the exact amount of split, if any, the Board will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s common stock, The Nasdaq Capital Market listing requirements, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued common stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interest, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership of shares of common stock and other holdings, such as stock options or restricted stock units.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon any reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware even if the authority to effect the amendment to the Charter is approved by our stockholders. By voting in favor of a reverse stock split, you are also expressly authorizing the Board to delay, not proceed with, or abandon the proposed reverse stock split and amendment to the Charter if the Board should decide, in its sole discretion, that such action is in the best interests of our stockholders.

No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Charter to effect the reverse stock split, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations relating to the reverse stock split. The discussion below does not provide a complete analysis of all potential tax considerations and relates only to U.S. holders (as defined below) who hold common stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to a particular U.S. holder in light of his, her or its particular circumstance nor does it address any U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. In addition, it does not represent a description of the U.S. federal income tax considerations applicable to U.S. holders who may be subject to special tax rules, such as: financial institutions; insurance companies; real estate investment trusts; regulated investment companies; entities treated as a partnership or other pass-through entity for U.S. federal income tax purposes; grantor trusts; tax-exempt organizations; dealers or traders in securities or currencies; U.S. holders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation.

If an entity classified as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

Tax Consequences to the Company

The Company will not recognize gain or loss as a result of the reverse stock split.

Tax Consequences to U.S. Holders of the Reverse Stock Split

A U.S. holder generally will not recognize gain or loss on the reverse stock split. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. U.S. holders that acquired shares of common stock on different dates should consult their tax advisors regarding the holding period of such shares.

As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a reverse stock split is not clear. It is possible that the receipt of such an additional fraction of a share of common stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for common stock. We intend to treat the issuance of such an additional fraction of a share of common stock in the reverse stock split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH STOCKHOLDER IS ADVISED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE STOCKHOLDER OF THE REVERSE STOCK SPLIT.

Vote Required and Recommendation

A quorum being present, the affirmative vote of a majority of the outstanding shares of stock entitled to vote as of the Record Date is required to approve this proposal. You may vote “FOR”, “AGAINST”, or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote “AGAINST” the reverse stock split. This proposal is considered to be a “routine” item, and your broker will be able to vote on this proposal even if it does not receive instructions from you, so we do not expect any broker non-votes in connection with this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-two (1:2) to one-for-ten (1:10) SUCH RATIO TO BE DETERMINED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS.

Requirements For Advance Notification of Stockholder Proposals

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2021 Annual Meeting of stockholders must be received by us no later than [●], 2021, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement, and must comply with the requirements of the proxy rules promulgated by the SEC. Stockholder proposals and stockholder nominations for election of directors should be addressed to our Corporate Secretary at 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.

Recommendations or nominations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.

Other Matters

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the consolidated financial statements, and management’s discussion and analysis of financial condition and results of operations.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Jim Robbins, Vice President of Finance and Administration of Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112, telephone number (720) 696-8100.

Copies of the documents referred to above that appear on our website are also available, without charge, upon request by any stockholder addressed to our Vice President of Finance and Administration, Viveve Medical, Inc., 345 Inverness Drive South, Building B, Suite 250, Englewood, Colorado 80112.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VIVEVE MEDICAL, INC.

Viveve Medical, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the Corporation is Viveve Medical, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of Delaware was May 10, 2016.

SECOND: That the Board of Directors of the Corporation duly adopted resolutions approving the following amendment of the Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and providing for such consideration of such amendment at the Corporation’s annual meeting of the stockholders.

THIRD:  On [●], 2020, the Corporation’s annual meeting of the stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (“DGCL”), at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: The first sentence of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

The total number of shares of capital stock which the Corporation shall have authority to issue is Eighty-Five Million (85,000,000), of which (i) Seventy-Five Million (75,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”). Effective at 5:00 p.m. Eastern Standard Time on [●], 2020 (the “Effective Time”) of this Certificate of Amendment pursuant to Section 242 of DGCL, each [●] ([●]) shares of the Corporation’s Common Stock, par value of $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically without further action on the part of the Corporation or any holder of such Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock, par value of $0.0001 per share, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued as a result of the reverse stock split. Instead, any stockholder who would otherwise be entitled to a fractional share of our Common Stock as a result of the Reverse Stock Split shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of our Common Stock multiplied by the closing trading price of our Common Stock on the trading day on which the Effective Time occurs. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

FOURTH: That this Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective at 5:00 p.m. Eastern Standard Time on [●], 2020.

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this [●] day of [●], 2020.

By:
Name:
Title:

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/28/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/28/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Director to be elected for term expiring in 2023

Nominees

01) Arlene Morris

The Board of Directors recommends you vote FOR proposals 2 through 6.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000469610_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

VIVEVE MEDICAL, INC.
Annual Meeting of Stockholders
[__], 2020 [__] p.m., local time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Scott Durbin and Jim Robbins, and each of them, as proxy holder, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIVEVE MEDICAL, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at [__] PM, local time on [__], 2020, at 345 Inverness Drive South, Building B, Suite 250, Englewood, CO 80112, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance of the recommendations of the Board of Directors.

Continued and to be signed on reverse side

0000468610_2 R1.0.1.18